Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CLINICAL DATA, INC.
(Exact name of Registrant as specified in its charter)

Delaware	04-2573920

(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
One Gateway Center, Suite 411
Newton, MA 02458
(617) 527-9933

(Address of Principal Executive Offices, including Zip Code
and Telephone Number)
Options assumed by Clinical Data, Inc. in connection with the merger of a wholly-owned subsidiary of
Clinical Data with Genaissance Pharmaceuticals, Inc., originally granted under
Genaissance Pharmaceuticals, Inc. 2000 Amended and Restated Equity Incentive Plan
Lark Technologies, Inc. 2002 Stock Option Plan
Lark Technologies, Inc. 1990 Stock Option Plan

(Full Title of the Plan)
Israel M. Stein, M.D.
President and Chief Executive Officer
Clinical Data, Inc.
One Gateway Center, Suite 411
Newton, MA 02458
(617) 527-9933

(Name, Address, including Zip Code, and Telephone Number,
including Area Code,
of Agent for Service)

(with a copy to)
John Hession
Marc Recht
McDermott Will & Emery LLP
28 State Street
Boston, MA 02109
(617) 535-4000

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
	Amount to be	Offering Price	Aggregate Offering	Registration
Title of Securities to be Registered	Registered(1)	Per Share(2)	Price(2)	Fee
Common Stock, par value $0.01 per share	170,301 shares	$19.45	$3,312,355	$390

(1)	Plus, pursuant to Rule 416(a) under the Securities Act, such additional number of shares as may be required in the event of a stock dividend, split-up of shares or other similar change in the Common Stock.

(2)	Estimated solely for the purpose of computing the amount of the registration fee under Rules 457(c) and 457(h)(1) based on the average of the high and low price per share of the Registrant’s Common Stock on the NASDAQ Capital Market on November 9, 2005.

INTRODUCTORY STATEMENT
     Pursuant to an Agreement and Plan of Merger, dated June 20, 2005 (the “Merger Agreement”), among Clinical Data, Inc. (the “Registrant”), Safari Acquisition Corporation (“Safari”), a wholly-owned subsidiary of the Registrant and Genaissance Pharmaceuticals, Inc. (“Genaissance”), Safari was merged with and into Genaissance with Genaissance becoming a wholly-owned subsidiary of the Registrant (the “Merger”). Under the terms of the Merger Agreement, each outstanding option previously granted by Genaissance was assumed by the Registrant and became exercisable for that number of shares of the Registrant’s common stock equal to the number of shares of Genaissance common stock that were issuable upon exercise of the option immediately prior to the Merger multiplied by 0.065 rounded down to the nearest whole share number, and the per share exercise price was adjusted to equal the exercise price for which the option was exercisable immediately prior to the Merger divided by 0.065, rounded up to the nearest whole cent.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     The information required by Part I is included in the documents sent or given to participants in the plans covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”).
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents By Reference.
     The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”), pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference herein and shall be deemed as part hereof:
(a)	the Registrant’s Annual Report on Form 10-KSB for the fiscal year ended March 31, 2005;

(b)	the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005;

(c)	the Registrant’s Current Reports on Form 8-K, filed on April 21, 2005, June 21, 2005, June 24, 2005, July 11, 2005, August 2, 2005, September 20, 2005, September 22, 2005, September 28, 2005, October 11, 2005 (as amended on November 9, 2005), October 21, 2005 and November 1, 2005 (as to Item 8.01 only); and

(d)	the description of the Registrant’s Common Stock, par value $0.01 per share, contained in the Section entitled “Description of Clinical Data Capital Stock — Clinical Data Common Stock”, incorporated by reference from the Registrant’s Proxy Statement/Prospectus filed with the Commission on October 27, 2005, including any amendment or report filed hereafter for the purpose of updating such description.
     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.
     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     Not applicable.
Item 6. Indemnification of Directors and Officers.
     The Registrant’s certificate of incorporation provides that the Registrant shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, indemnify any and all directors and officers which it shall have the power to indemnify from and against any and all of the expenses, liabilities or other matters referred to in or covered by Section 145 of the Delaware General Corporation Law. The Registrant’s certificate of incorporation also provides that such indemnification rights shall not be exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of its stockholders or disinterested directors or otherwise. The Registrant’s certificate of incorporation additionally provides that, to the fullest extent permitted by Delaware law, a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.
     The Registrant’s amended and restated bylaws provide that the Registrant shall, to the fullest extent authorized by the General Corporation Law of the state of Delaware, indemnify any person who was or is a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise, and whether by or in the right of the Registrant, its stockholders, a third party or otherwise, by reason of the fact that such person is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including, without limitation, a charity or a non-profit organization or person, against all expenses (including, but not limited to attorneys’ fees), liability, loss, judgments, fines, excise taxes, penalties and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, including expenses incurred in seeking indemnification. No indemnification is available with respect to: (i) indemnification of any improper personal benefit which a director or officer is determined to have received and of the expenses of defending against an improper personal benefit claim unless the director or officer is successful on the merits in said defense, and (ii) indemnification of present or former officers, directors, employees or agents of a constituent corporation absorbed in a merger or consolidation transaction with the Registrant with respect to their activities prior to said transaction, unless specifically authorized by the Registrant’s board of directors or stockholders. The Registrant’s bylaws also provide that such indemnification rights shall not be exclusive of other indemnification rights to which those seeking indemnification may be entitled by law or under any bylaw, agreement, vote of its stockholders or directors or otherwise.
     The Registrant has entered into indemnification agreements with each of its current directors and officers, pursuant to which the Registrant agreed to indemnify each director and officer with respect to any expenses, judgments, fines, penalties, and amounts paid in settlement in connection with any claim, pending or completed action, suit or proceeding, or any inquiry or investigation, related to any actions taken by the director or officer related to their service to the Registrant as a director or officer.
     The Registrant maintains insurance on behalf of any person who is a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.
Item 7. Exemption from Registration Claimed.
     Not applicable.
Item 8. Exhibits.
     The Exhibit Index immediately following the signature pages is incorporated by reference herein.

Item 9. Undertakings.
     (a) The undersigned Registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the registration statement;
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Smithfield, State of Rhode Island, on November 10, 2005.

CLINICAL DATA, INC.

By:	/s/ Israel M. Stein
Israel M. Stein, M.D.
President and Chief Executive Officer
Principal Executive Officer

By:	/s/ Mark D. Shooman
Mark D. Shooman
Senior Vice President and Chief Financial Officer
Principal Financial and Accounting Officer
POWER OF ATTORNEY
     Each person whose signature appears below hereby constitutes and appoints Israel M. Stein, M.D. and Caesar J. Belbel or either of them, his true and lawful attorneys and agent, with full power of substitution, and with power to act alone, to sign on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8 (including pre- and post-effective amendments) and to perform any acts necessary to file such amendments, with exhibits thereto and other documents in connection therewith, and each of the undersigned does hereby ratify and confirm his signature as it may be signed by his said attorneys and agents to any and all such documents and all that said attorneys and agents, or their substitutes, shall do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date
/s/ RANDAL J. KIRK Randal J. Kirk	Chairman of the Board	November 10, 2005

/s/ ISRAEL M. STEIN Israel M. Stein, M.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	November 10, 2005

/s/ LARRY D. HORNER	Director	November 10, 2005

Larry D. Horner

/s/ ARTHUR B. MALMAN	Director	November 10, 2005

Arthur B. Malman

/s/ BURTON SOBEL Burton Sobel	Director	November 10, 2005

/s/ JOSEPH KLEIN III	Director	November 10, 2005

Joseph Klein III

/s/ KEVIN RAKIN	Director	November 10, 2005

Kevin Rakin
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EXHIBIT INDEX

Exhibit No.	Description
4.1	Certificate of Incorporation. Filed as Exhibit 3.1 to Clinical Data’s Registration Statement on Form S-1 (File No. 2-82494) filed on March 17, 1983, and incorporated herein by reference.

4.2	Certificate of Amendment of Certificate of Incorporation. Filed as Exhibit 3.1 to Clinical Data’s Quarterly Report on Form 10-QSB (File No. 000-12716) filed on February 17, 2004, and incorporated herein by reference.

4.3	Certificate of Amendment to Certificate of Incorporation Filed as Exhibit 3.1 to Clinical Data’s Current Report on Form 8-K (File No. 000-12716) filed on October 11, 2005, and incorporated herein by reference.

4.4	Amended and Restated Bylaws of Clinical Data. Filed as Exhibit 3.1 to Clinical Data’s Current Report on Form 8-K (File No. 000-12716) filed on June 24, 2005, and incorporated herein by reference.

4.5	Genaissance Pharmaceuticals, Inc. 2000 Amended and Restated Equity Incentive Plan. Filed as an exhibit to the Registration Statement on Form S-1/A of Genaissance Pharmaceuticals, Inc. (File No. 333-35314) filed on July 3, 2000, and incorporated herein by reference.

4.6	Lark Technologies, Inc. 1990 Stock Option Plan. Filed as an exhibit to the Registration Statement on Form S-4 of Lark Technologies, Inc. (File No. 033-90424) filed on August 14, 1995, and incorporated herein by reference.

4.7	Lark Technologies, Inc. 2002 Stock Option Plan. Filed as Exhibit 4.2 to the Form 10-QSB of Lark Technologies, Inc. (File No. 033-90424) filed on August 12, 2002, and incorporated herein by reference.

5.1	Opinion of McDermott Will & Emery LLP as to the validity of the common stock of Clinical Data being registered hereby, together with consent.

23.1	Consent of Deloitte & Touche LLP, Clinical Data’s independent registered public accounting firm.

23.2	Consent of PricewaterhouseCoopers, LLP, Genaissance’s independent registered public accounting firm.

23.3	Consent of McDermott Will & Emery LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included in the signature page of this registration statement).
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